NEWS RELEASE
Arlo Reports Third Quarter 2024 Results

Record service revenue of $61.9 million, growing 21.2% year over year

GAAP service gross margin of 76.7%; non-GAAP service gross margin of 77.4%

GAAP net loss per share of $(0.04); non-GAAP net income per share of $0.11

Annual recurring revenue (ARR) ended at $241.6 million, growing 20.8% year over year (1)

Free cash flow (FCF) of $17.4 million with FCF margin of 12.6%(2)

Carlsbad, California – November 7, 2024 – Arlo Technologies, Inc. (NYSE: ARLO), a leading smart home security company, today reported financial results for the third quarter ended September 29, 2024.

“Arlo demonstrated operational excellence in the third quarter, driven by our services business, with our highly profitable ARR growing 21% to reach $242 million and non-GAAP service gross margin at 77%. The record non-GAAP operating margin translated to non-GAAP net income per share of $0.11 and robust free cash flow of $17 million with double-digit free cash flow margin,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “The innovation in our subscription services is fueling our success and we are thrilled to have launched Arlo Secure 5.0 during the period, which represents another groundbreaking step with our industry-leading innovation cycle. Our focus on innovation and operational excellence gives us confidence in our ability to hit our long-range targets.”

Financial and Business Highlights

•Q3 total revenue of $137.7 million, an increase of 5.9% year over year.

•Record Q3 service revenue of $61.9 million, an increase of 21.2% year over year.

•Record Q3 GAAP services gross margin of 76.7% and record non-GAAP services gross margin of 77.4%.

•GAAP gross profit of $48.4 million, an increase of 12.2% year over year; non-GAAP gross profit of $49.5 million, an increase of 12.1% year over year.

•GAAP gross margin of 35.2%; non-GAAP gross margin of 36.0%.

•GAAP net loss per share of $(0.04) and non-GAAP net income per share of $0.11.

•Cumulative paid accounts increased to 4.24 million, growing 70.4% year over year.

•Ended the quarter with ARR(1) of $241.6 million, growing 20.8% year over year.

•Ended with cash and cash equivalents and short-term investments of $146.6 million, up $20.5 million year over year.

	Three Months Ended			Nine Months Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023
	(In thousands, except percentage and per share data)
Revenue	$137,667	$127,447	$130,003	$389,314	$356,083
GAAP Gross Margin	35.2%	36.8%	33.2%	36.6%	33.8%
Non-GAAP Gross Margin (3)	36.0%	37.9%	34.0%	37.7%	34.6%
GAAP Net Loss per Share - Basic and Diluted	$(0.04)	$(0.12)	$(0.01)	$(0.26)	$(0.25)
Non-GAAP Net Income per Share - Basic and Diluted (3)	$0.11	$0.10	$0.09	$0.30	$0.17
_________________________
(1)    In the first fiscal quarter of 2024, we changed the methodology on paid service revenue recognition from a mid-month convention to a daily recognition model which recognizes paid service revenue based on the number of service days within the fiscal reporting period, commencing on the start date of the subscription and continuing over the term of the arrangement. Accordingly, the methodology used to calculate ARR was also changed as of March 31, 2024 and is now calculated by taking the average daily paid service revenue of the last calendar month in the fiscal quarter, multiplied by 365 days. We believe the daily recognition model aligns with our customers’ subscription period and service usage and allows for a more precise measurement of paid service revenue relative to the former methodology of a mid-month convention, which was based on paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. This change in calculation methodology has no material impact on our financial statements or any previously reported ARR numbers.

(2)    FCF is calculated as net cash provided by operating activities less capital expenditures. FCF margin is the FCF divided by revenue.

(3)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis is provided at the end of this press release.

Fourth Quarter 2024 Business Outlook (4)

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ended December 31, 2024
	Revenue	Net Income (Loss) per Diluted Share
(In millions, except per share data)
GAAP	$116 - $126	$(0.06) - $0.00
Estimated adjustment for stock-based compensation and other expense	—	$0.13
Non-GAAP	$116 - $126	$0.07 - $0.13
_________________________
(4)    Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the third quarter 2024 results and discuss management’s expectations for the fourth quarter 2024 today, Thursday, November 7, 2024 at 5:00 p.m. ET (2:00 p.m. PT). To view the accompanying presentation, a live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. The toll-free dial-in number for the live audio call is (833) 470-1428. The international dial-in number for the live audio call is (404) 975-4839. The conference ID for the call is 293127. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is an award-winning, industry leader that is transforming the ways in which people can protect everything that matters to them with advanced home, business, and personal security solutions. Arlo’s deep expertise in AI- and CV-powered analytics, cloud services, user experience and product design, and innovative wireless and RF connectivity enables the delivery of a seamless, smart security experience for Arlo users that is easy to set up and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning connected devices, software and services. These include wire-free, smart Wi-Fi and LTE-enabled security cameras, video doorbells, floodlights, security system, and Arlo's subscription services: Arlo Secure, and Arlo Safe.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to implementing industry standards for data protection designed to keep users’ personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2024 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Tahmin Clarke
investors@arlo.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 for Arlo Technologies, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent our expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding our potential future business, operating performance and financial condition, including descriptions of our expected revenue and profitability (and related timing), GAAP and non-GAAP gross margins, operating margins, tax rates, expenses, cash outlook, free cash flow and free cash flow margins; strategic objectives and initiatives; the recurring revenue business model; expectations regarding market expansion and future growth, including with respect to our long-range plan targets; optimism for the holiday season due to the expansion our retail partnership lineup; the expected benefits of Arlo Secure 5.0; and others. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for our products may be lower than anticipated, including due to inflation, fluctuating consumer confidence, banking failures and rising interest rates; we may be unsuccessful in developing and expanding our sales and marketing capabilities; we may not be able to increase sales of our paid subscription services; consumers may choose not to adopt our new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; we may be unsuccessful or experience delays in manufacturing and distributing our new and existing products; and we may fail to manage costs and cost saving initiatives, the cost of developing new products and manufacturing and distribution of our existing offerings. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect our business are detailed in our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for stock-based compensation expense, restructuring charges, write-off of deferred financing, separation expenses, amortization of development of software cost, litigation reserves, net, and the related tax effects. In addition, we use free cash flow as non-GAAP measure when assessing the sources of liquidity, capital resources, and quality of earnings. We believe that free cash flow (usage) is helpful in understanding our capital requirements and provides an additional means to reflect the cash flow trends in our business. These non-GAAP measures are not in accordance with, or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

•the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•the ability to better identify trends in our underlying business and perform related trend analyses;
•a better understanding of how management plans and measures our underlying business; and
•an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units (RSU), performance-based restricted stock units, shares under the employee stock purchase plan granted to employees and employees' annual bonus in RSU form. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other non-GAAP items are the result of either unique or unplanned events, including, when applicable: restructuring charges, impairment charges, write-off of deferred financing, separation expenses, amortization of development of software cost, litigation reserves, net and employee retention credit. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Source: Arlo-F

***Financial Tables

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 29, 2024	December 31, 2023
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$77,032	$56,522
Short-term investments	69,542	79,974
Accounts receivable, net	68,567	65,360
Inventories	51,975	38,408
Prepaid expenses and other current assets	12,424	10,271
Total current assets	279,540	250,535
Property and equipment, net	4,436	4,761
Operating lease right-of-use assets, net	9,510	11,450
Goodwill	11,038	11,038
Restricted cash	3,654	4,131
Other non-current assets	4,197	3,623
Total assets	$312,375	$285,538

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$93,745	$55,201
Deferred revenue	24,596	18,041
Accrued liabilities	78,933	88,209
Total current liabilities	197,274	161,451
Non-current operating lease liabilities	14,479	17,021
Other non-current liabilities	3,713	3,790
Total liabilities	215,466	182,262
Commitments and contingencies
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 100,321,524 at September 29, 2024 and 95,380,281 at December 31, 2023	100	95
Additional paid-in capital	489,677	470,322
Accumulated other comprehensive income	236	320
Accumulated deficit	(393,104)	(367,461)
Total stockholders’ equity	96,909	103,276
Total liabilities and stockholders’ equity	$312,375	$285,538

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023
	(In thousands, except percentage and per share data)
Revenue:
Products	$75,784	$67,186	$78,961	$210,463	$210,770
Services	61,883	60,261	51,042	178,851	145,313
Total revenue	137,667	127,447	130,003	389,314	356,083
Cost of revenue:
Products	74,820	66,036	73,335	204,080	197,520
Services	14,431	14,557	13,529	42,584	38,349
Total cost of revenue	89,251	80,593	86,864	246,664	235,869
Gross profit	48,416	46,854	43,139	142,650	120,214
Gross margin	35.2%	36.8%	33.2%	36.6%	33.8%
Operating expenses:
Research and development	17,562	19,561	16,829	57,916	52,197
Sales and marketing	17,832	17,698	15,863	52,900	48,137
General and administrative	17,052	21,430	12,460	57,830	43,089
Others	1,423	966	263	2,868	1,236
Total operating expenses	53,869	59,655	45,415	171,514	144,659
Loss from operations	(5,453)	(12,801)	(2,276)	(28,864)	(24,445)
Operating margin	(4.0)%	(10.0)%	(1.8)%	(7.4)%	(6.9)%
Interest income, net	1,400	1,495	1,175	4,281	2,736
Other income (loss), net	(57)	(18)	10	(100)	23
Loss before income taxes	(4,110)	(11,324)	(1,091)	(24,683)	(21,686)
Provision for income taxes	329	236	29	960	1,042
Net loss	$(4,439)	$(11,560)	$(1,120)	$(25,643)	$(22,728)

Net loss per share - basic and diluted	$(0.04)	$(0.12)	$(0.01)	$(0.26)	$(0.25)
Weighted average shares used to compute net loss per share - basic and diluted	99,731	97,843	94,243	97,932	92,069

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 29, 2024	October 1, 2023
	(In thousands)
Cash flows from operating activities:
Net loss	$(25,643)	$(22,728)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	54,159	37,851
Depreciation and amortization	2,395	3,809
Allowance for credit losses and non-cash changes to reserves	2,930	1,218
Deferred income taxes	(23)	257
Others	(2,493)	(1,224)
Changes in assets and liabilities:
Accounts receivable	(3,095)	(4,262)
Inventories	(16,609)	(8,250)
Prepaid expenses and other assets	(2,703)	(4,353)
Accounts payable	38,159	31,049
Deferred revenue	6,714	6,202
Accrued and other liabilities	(9,157)	(9,202)
Net cash provided by operating activities	44,634	30,367
Cash flows from investing activities:
Purchases of property and equipment	(1,612)	(2,448)
Purchases of short-term investments	(145,955)	(110,905)
Proceeds from maturities of short-term investments	158,796	67,259
Net cash provided by (used in) investing activities	11,229	(46,094)
Cash flows from financing activities:
Proceeds related to employee benefit plans	7,113	5,293
Restricted stock unit withholdings	(42,943)	(22,533)
Net cash used in financing activities	(35,830)	(17,240)
Net increase (decrease) in cash, cash equivalents and restricted cash	20,033	(32,967)
Cash, cash equivalents and restricted cash, at beginning of period	60,653	88,179
Cash, cash equivalents and restricted cash, at end of period	$80,686	$55,212

Non-cash investing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$647	$726

ARLO TECHNOLOGIES, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

UNAUDITED STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023
	(In thousands, except percentage data)
GAAP gross profit:
Products	$964	$1,150	$5,626	$6,383	$13,250
Services	47,452	45,704	37,513	136,267	106,964
Total GAAP gross profit	48,416	46,854	43,139	142,650	120,214
GAAP gross margin:
Products	1.3%	1.7%	7.1%	3.0%	6.3%
Services	76.7%	75.8%	73.5%	76.2%	73.6%
Total GAAP gross margin	35.2%	36.8%	33.2%	36.6%	33.8%
Stock-based compensation expense - Products	666	1,127	723	2,907	2,483
Stock-based compensation expense - Services	289	165	145	711	213
Amortization of development of software cost - Services	152	151	152	454	454
Non-GAAP gross profit:
Products	1,630	2,277	6,349	9,290	15,733
Services	47,893	46,020	37,810	137,432	107,631
Total Non-GAAP gross profit	$49,523	$48,297	$44,159	$146,722	$123,364
Non-GAAP gross margin:
Products	2.2%	3.4%	8.0%	4.4%	7.5%
Services	77.4%	76.4%	74.1%	76.8%	74.1%
Total Non-GAAP gross margin	36.0%	37.9%	34.0%	37.7%	34.6%

GAAP research and development	$17,562	$19,561	$16,829	$57,916	$52,197
Stock-based compensation expense	(3,584)	(4,778)	(2,847)	(13,266)	(10,069)
Non-GAAP research and development	$13,978	$14,783	$13,982	$44,650	$42,128
Percentage of revenue	10.2%	11.6%	10.8%	11.5%	11.8%

GAAP sales and marketing	$17,832	$17,698	$15,863	$52,900	$48,137
Stock-based compensation expense	(1,594)	(2,176)	(1,224)	(6,010)	(4,616)
Non-GAAP sales and marketing	$16,238	$15,522	$14,639	$46,890	$43,521
Percentage of revenue	11.8%	12.2%	11.3%	12.0%	12.2%

GAAP general and administrative	$17,052	$21,430	$12,460	$57,830	$43,089
Stock-based compensation expense	(8,556)	(12,674)	(5,348)	(31,265)	(20,470)
Non-GAAP general and administrative	$8,496	$8,756	$7,112	$26,565	$22,619
Percentage of revenue	6.2%	6.9%	5.5%	6.8%	6.4%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023
	(In thousands, except percentage data)
GAAP total operating expenses	$53,869	$59,655	$45,415	$171,514	$144,659
Stock-based compensation expense	(13,734)	(19,628)	(9,419)	(50,541)	(35,155)
Others	(1,423)	(966)	(263)	(2,868)	(1,236)
Non-GAAP total operating expenses	$38,712	$39,061	$35,733	$118,105	$108,268

GAAP operating loss	$(5,453)	$(12,801)	$(2,276)	$(28,864)	$(24,445)
GAAP operating margin	(4.0)%	(10.0)%	(1.8)%	(7.4)%	(6.9)%
Stock-based compensation expense	14,689	20,920	10,287	54,159	37,851
Others	1,575	1,117	415	3,322	1,690
Non-GAAP operating income	$10,811	$9,236	$8,426	$28,617	$15,096
Non-GAAP operating margin	7.9%	7.2%	6.5%	7.4%	4.2%

GAAP provision for income taxes	$329	$236	$29	$960	$1,042
GAAP income tax rate	(8.0)%	(2.1)%	(2.7)%	(3.9)%	(4.8)%
Non-GAAP provision for income taxes	$329	$236	$29	$960	$1,042
Non-GAAP income tax rate	2.7%	2.2%	0.3%	2.9%	5.8%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023
	(In thousands, except percentage and per share data)
GAAP net loss	$(4,439)	$(11,560)	$(1,120)	$(25,643)	$(22,728)
Stock-based compensation expense	14,689	20,920	10,287	54,159	37,851
Others	1,575	1,117	415	3,322	1,690
Non-GAAP net income	$11,825	$10,477	$9,582	$31,838	$16,813

GAAP net loss per share - basic	$(0.04)	$(0.12)	$(0.01)	$(0.26)	$(0.25)
Stock-based compensation expense	0.13	0.21	0.10	0.52	0.41
Others	0.02	0.01	—	0.04	0.01
Non-GAAP net income per share - diluted	$0.11	$0.10	$0.09	$0.30	$0.17

Shares used in computing GAAP net loss - basic	99,731	97,843	94,243	97,932	92,069
Shares used in computing non-GAAP net income - diluted	107,294	106,127	102,116	106,368	99,238

Free cash flow:
Net cash provided by operating activities	$18,366	$6,463	$7,459	$44,634	$30,367
Less: Purchases of property and equipment	(961)	(295)	(494)	(1,612)	(2,448)
Free cash flow (1)	$17,405	$6,168	$6,965	$43,022	$27,919
Free cash flow margin (1)	12.6%	4.8%	5.4%	11.1%	7.8%
_________________________
(1)    Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Free cash flow margin is the free cash flow divided by revenue.

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	As of and for the three months ended
	September 29, 2024	June 30, 2024	March 31, 2024	December 31, 2023	October 1, 2023
	(In thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$146,574	$144,005	$142,863	$136,496	$126,049

Accounts receivable, net	$68,567	$61,746	$56,496	$65,360	$70,313
Days sales outstanding	45	44	41	44	49

Inventories	$51,975	$45,227	$44,676	$38,408	$53,496
Inventory turns	5.8	5.8	5.7	7.6	5.5

Weeks of channel inventory:
U.S. retail channel	14.2	14.8	12.9	11.1	10.9
U.S. distribution channel	7.1	12.5	11.4	20.5	7.4
APAC distribution channel	7.5	3.9	6.4	3.9	7.2

Deferred revenue (current and non-current)	$24,827	$23,695	$21,540	$18,114	$17,706

Cumulative registered accounts (1)	10,383	9,987	9,173	8,652	8,193
Cumulative paid accounts (2)	4,235	3,980	3,235	2,813	2,486
Annual recurring revenue (ARR) (3)	$241,572	$234,981	$226,968	$210,078	$199,993

Headcount	355	362	373	363	353
Non-GAAP diluted shares	107,294	106,127	103,803	101,938	102,116
_________________________
(1)    We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such period. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform as one registered account may be used by multiple end-users to monitor the devices attached to that household.

(2)    Paid accounts are defined as any account worldwide where a subscription to a paid service is being collected (either by us or by our customers or channel partners, including Verisure).

(3)    In the first fiscal quarter of 2024, we changed the methodology on paid service revenue recognition from a mid-month convention to a daily recognition model which recognizes paid service revenue based on the number of service days within the fiscal reporting period, commencing on the start date of the subscription and continuing over the term of the arrangement. Accordingly, the methodology used to calculate ARR was also changed as of March 31, 2024 and is now calculated by taking the average daily paid service revenue of the last calendar month in the fiscal quarter, multiplied by 365 days. We believe the daily recognition model aligns with our customers’ subscription period and service usage and allows for a more precise measurement of paid service revenue relative to the former methodology of a mid-month convention, which was based on paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. This change in calculation methodology has no material impact on our financial statements or any previously reported ARR numbers.

REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 29, 2024		June 30, 2024		October 1, 2023		September 29, 2024		October 1, 2023
	(In thousands, except percentage data)
Americas	$73,303	53.2%	$65,294	51.2%	$79,948	61.5%	$195,766	50.3%	$214,716	60.3%
EMEA	57,773	42.0%	56,827	44.6%	42,887	33.0%	175,980	45.2%	122,317	34.4%
APAC	6,591	4.8%	5,326	4.2%	7,168	5.5%	17,568	4.5%	19,050	5.3%
Total	$137,667	100.0%	$127,447	100.0%	$130,003	100.0%	$389,314	100.0%	$356,083	100.0%